MARCUM
ACCOUNTANTS ▲ ADVISORS

April 29, 2021

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Lazydays Holdings, Inc. under Item 4.01 of its Form 8-K dated April 23, 2021. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of Lazydays Holdings, Inc. contained therein.

Very truly yours,

Marcum LLP

Marcum LLP

Marcum LLP ▪ 10 Melville Park Road ▪ Melville, New York 11747 ▪ Phone 631.414.4000 ▪ Fax 631.414.4001 ▪ marcumllp.com